SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 18, 2003


       Carnival Corporation                            Carnival plc
       --------------------                            ------------
     (Exact name of registrant                   (Exact name of registrant
      as specified in its charter)              as specified in its charter)


         Republic of Panama                          England and Wales
    ---------------------------                 ----------------------------
    (State or other jurisdiction               (State or other jurisdiction
       of incorporation)                          of incorporation)


              1-9610                                      1-15136
     ----------------------------               ----------------------------
       (Commission File No.)                        (Commission File No.)


             59-1562976                                     None
    ---------------------------                ----------------------------
         (I.R.S. Employer                            (I.R.S. Employer
          Identification No.)                        Identification No.)


     3655 N.W. 87th Avenue                Carnival House, 5 Gainsford Street,
     Miami, Florida  33178-2428             London SE1 2NE, United Kingdom
  -------------------------------             -----------------------------
 (Address of principal executive             (Address of principal executive
             offices)                                   offices)
           (zip code)                                 (zip code)


         (305) 599-2600                             011 44 20 7940 5381
  --------------------------------          --------------------------------
   (Registrant's telephone number,           (Registrant's telephone number,
        including area code)                      including area code)


             None                                         None
 -------------------------------             --------------------------------
(Former name and former address,            (Former name and former address,
 if changed since last report)                if changed since last report)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
-------------------------------------------------------

         On December 18, 2003 Carnival Corporation & plc issued a press release entitled "Carnival Corporation & plc Reports Fourth Quarter And Full Year Earnings in Line With Previous Guidance," which is set forth below.

         All the information contained in this Item 12 is being furnished solely for informational purposes and Carnival Corporation and Carnival plc do not intend for any of this information to be incorporated by reference into filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

-----------------------Press Release, dated December 18, 2003-------------------

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


              CARNIVAL CORPORATION & PLC REPORTS FOURTH QUARTER AND
              -----------------------------------------------------
                FULL YEAR EARNINGS IN LINE WITH PREVIOUS GUIDANCE
                -------------------------------------------------

         MIAMI (12/18/03) - Carnival Corporation & plc (NYSE/LSE: CCL; NYSE:
CUK) reported net income of $205 million, or $0.26 Diluted EPS, on revenues of $1.82 billion for its fourth quarter ended November 30, 2003. This was in line with the company's previous fourth quarter earnings per share guidance of $0.24 to $0.28. Net income for the fourth quarter of 2002 was $191 million, or $0.33 Diluted EPS (pro forma Diluted EPS of $0.29), on revenues of $1.04 billion. Earnings for last year's fourth quarter included $0.03 per share ($0.02 pro forma) from a nonrecurring income tax benefit from the company's Costa Cruises unit.

         Net income for the year ended November 30, 2003 was $1.19 billion ($1.66 Diluted EPS) on revenues of $6.72 billion, compared to net income of $1.02 billion ($1.73 Diluted EPS) on revenues of $4.38 billion for the same period in 2002.

         Carnival Corporation and P&O Princess entered into a dual listed company ("DLC") structure on April 17, 2003, which effectively made Carnival Corporation and P&O Princess a single economic entity ("Carnival Corporation & plc" or the "company"). Also on that date, P&O Princess changed its name to Carnival plc. For reporting purposes, Carnival Corporation has accounted for the DLC transaction as an acquisition of Carnival plc. Consolidated financial results for the company for the fourth quarter of 2003 include the results of Carnival Corporation and Carnival plc for the entire quarter. The twelve month results include Carnival Corporation for the entire period and Carnival plc from April 17, 2003.

         Consolidated revenues for the fourth quarter of 2003 increased by $777 million compared to the fourth quarter of 2002 primarily due to the inclusion of $675 million of Carnival plc revenues, an 18.0 percent increase in Carnival Corporation standalone capacity, and a weaker U.S. dollar, partially offset by lower cruise ticket prices. Operating costs and selling, general and administrative expenses increased by $622 million compared to the fourth quarter of 2002. Approximately $532 million of the increase was due to the inclusion of Carnival plc, and the remainder was primarily due to increased capacity and the weaker U.S. dollar.

         In the cruise industry, most companies, including Carnival Corporation & plc, generally consider net revenue yields and net cruise costs (net operating costs and selling, general and administrative expenses) per available lower berth day to be the most meaningful measures of operating performance. Given that the company's reported results for 2003 include the results of Carnival plc for only a portion of this year and none of last year, the company believes that the most meaningful presentation of these measures is on a pro forma basis, which reflects the results of both Carnival Corporation and Carnival plc for the entirety of both periods. The company has also presented these measures on a gross and as reported basis.

PRO FORMA RESULTS
-----------------

         Pro forma net revenue yields for the fourth quarter of 2003 declined
4.1 percent compared to the prior year, which was in line with the company's previous guidance in September of a decrease of between 4 and 6 percent. Pro forma gross revenue yields declined 4.6 percent. Pro forma yields declined primarily because of lower cruise ticket prices.

         Pro forma net cruise costs per available lower berth day for the fourth quarter of 2003 were down 3.5 percent compared to the same period last year and in line with the company's previous guidance. Pro forma gross cruise costs per available lower berth day decreased 4.3 percent compared to the prior year. During the fourth quarter of 2003, the company realized synergies from the combination with P&O Princess, as well as scale benefits from its 2003 capacity increase.

REPORTED RESULTS
----------------

         Reported net revenue yields declined 4.3 percent for the fourth quarter of 2003 compared to the same quarter of 2002. Reported gross revenue yields declined 2.0 percent. The decline in reported yields was primarily due to lower cruise ticket prices. Net cruise costs per available lower berth day increased
1.4 percent (3.3 percent gross) compared to the fourth quarter of 2002 primarily because of the higher operating costs of the Carnival plc brands.

         "This year has been one of the most exciting in the company's history. We emerge from 2003 a much different and stronger company than when we began this year, despite it being one of the more challenging years for the leisure industry. We completed a historic transaction through the merger with P&O Princess, creating a true global vacation company. We are confident that this merger will provide greater value for shareholders of our combined company," said Carnival Corporation & plc Chairman and CEO Micky Arison.

         Arison also noted that the company introduced a record number of cruise ships during the year, with seven new ships entering service in 2003, unprecedented in the cruise industry. He also pointed out that the company increased its regular quarterly dividend in the fourth quarter by 19 percent to
12.5 U.S. cents per share.

         Earlier this month, the company completed the previously announced sale of its A'ROSA brand name and the three A'ROSA riverboats to Arkona AG, a German-based leisure travel supplier.

2004 OUTLOOK
------------

         Looking forward to next year, Arison said, "I believe 2004 will be a transforming year for our company. Our new ship deliveries line up extremely well and are across five of our strongest brands. We recently took delivery of the Costa Fortuna, the largest ship totally dedicated to the European market. Cunard's Queen Mary 2 is expected to enter service in mid-January 2004, and the Carnival Miracle, Holland America Line's Westerdam, and Princess' Diamond Princess, Caribbean Princess and Sapphire Princess are expected to enter service later in the winter and spring, which should help bolster our seasonally strong summer cruise programs."

         Arison noted that at this time, occupancy percentages for 2004 advance bookings are slightly behind last year at this time because of the closer-in booking curve, with pricing at about the same levels as last year. However, over the period of the last six weeks, company wide booking levels have been running 33 percent higher than during the same period last year and pricing during this period is running slightly ahead of last year's levels. Given the strengthening booking trends, and assuming a more stable geo-political environment, the company presently expects pro forma net revenue yields for the full year 2004 to increase in the range of 2 to 4 percent, which includes some benefit from the currently weaker U.S. dollar.

         Costs per available lower berth day for 2004 are expected to be flat, compared to 2003 pro forma costs. Anticipated annual synergies of $100 million from the P&O Princess combination are expected to be achieved for the full year 2004. However, also affecting these costs are the weaker U.S. dollar and higher ship introductory costs.

         The company also plans to make several significant investments in 2004, which will benefit future years, including Holland America's highly acclaimed Signature of Excellence program, and a significantly expanded television advertising campaign for the company's Carnival Cruise Lines brand.

         Based on current internal forecasts, the company is comfortable with current consensus estimates for the year 2004.

         Turning to the first quarter of 2004, the company expects that pro forma net revenue yields will increase approximately 1 to 2 percent compared to last year, partially due to the weaker U.S. dollar. Pro forma net cruise costs per available lower berth day in the first quarter of 2004 are expected to increase approximately 1 to 3 percent also because of the weaker U.S. dollar, higher ship introductory costs associated with the introduction of six new ships in the first half of the year, and higher fuel costs. These increases are expected to be partially offset by synergies from the combination with P&O Princess. Based on these estimates, first quarter 2004 earnings per share are expected to be in the range of $0.17 to $0.20 versus 2003 pro forma first quarter nonrecurring earnings per share of $0.16 ($0.18 less a $0.02 nonrecurring gain from insurance settlements).

         Also during the first quarter of 2004, the company will launch Cunard Line's much-heralded Queen Mary 2, which at 150,000 tons will be the largest passenger vessel ever constructed and already has become the most aspirational ship in the world. Her Majesty The Queen will name the ship at ceremonies in Southampton, England, on Jan. 8, 2004.

         "This is a unique, one-of-a-kind vessel that will create tremendous excitement in the cruise industry and should increase awareness of cruise vacations, helping to spur demand," Arison said.

         Carnival has scheduled a conference call with analysts at 10 a.m. EST (15.00 London time) today to discuss its 2003 fourth quarter and full year earnings. This call can be listened to live, and additional information can be obtained, via Carnival Corporation & plc's Web sites at WWW.CARNIVALCORP.COM and WWW.CARNIVALPLC.COM.

         Carnival Corporation & plc is the largest cruise vacation group in the world, with a portfolio of 12 cruise brands in North America, Europe and Australia, comprised of Carnival Cruise Lines, Holland America Line, Princess Cruises, Seabourn Cruise Line, Windstar Cruises, AIDA, Costa Cruises, Cunard Line, Ocean Village, P&O Cruises, Swan Hellenic, and P&O Cruises Australia.

         Together, these brands operate 71 ships totaling more than 113,000 lower berths with 12 new ships scheduled for delivery between now and mid-2006. Carnival Corporation & plc also operates the leading tour companies in Alaska and the Canadian Yukon, Holland America Tours and Princess Tours. Traded on both the New York and London Stock Exchanges, Carnival Corporation & plc is the only group in the world to be included in both the S&P 500 and the FTSE 100 indices.

 ******************************************************************************

CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS

Some of the statements contained in this earnings release are "forward-looking statements" that involve risks, uncertainties and assumptions with respect to Carnival Corporation & plc, including some statements concerning future results, plans, outlook, goals and other events which have not yet occurred. You can find many, but not all, of these statements by looking for words like "will," "may," "believes," "expects," "anticipates," "forecast," "future," "intends," "plans," and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause Carnival Corporation & plc's actual results, performance or achievements to differ materially from those expressed or implied in this announcement. Forward-looking statements include those statements which may impact the forecasting of earnings per share, net revenue yields, booking levels, pricing, occupancy, operating, financing and tax costs, costs per available lower berth day, estimates of ship depreciable lives and residual values, outlook or business prospects. These factors include, but are not limited to, the following: achievement of expected benefits from the DLC transaction; risks associated with the DLC structure; risks associated with the uncertainty of the tax status of the DLC structure; general economic and business conditions, which may impact levels of disposable income of consumers and the net revenue yields for cruise brands of Carnival Corporation & plc; conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and providers of other vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternatives; the impact of operating internationally; the international political and economic climate, armed conflicts, terrorist attacks, availability of air service and other world events and adverse publicity, and their impact on the demand for cruises; accidents and other incidents at sea affecting the health, safety, security and vacation satisfaction of passengers; the ability of Carnival Corporation & plc to implement its shipbuilding programs and brand strategies and to continue to expand its businesses worldwide; the ability of Carnival Corporation & plc to attract and retain shipboard crew and maintain good relations with employee unions; the ability to obtain financing on terms that are favorable or consistent with Carnival Corporation & plc's expectations; the impact of changes in operating and financing costs, including changes in foreign currency and interest rates and fuel, food, payroll, insurance and security costs; changes in the tax, environmental, health, safety, security and other regulatory regimes under which Carnival Corporation & plc operates; continued availability of attractive port destinations; the ability to successfully implement cost improvement plans and to integrate business acquisitions; continuing financial viability of Carnival Corporation & plc's travel agent distribution system; weather patterns or natural disasters; and the ability of a small group of shareholders to effectively control the outcome of shareholder voting.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, Carnival Corporation & plc expressly disclaims any obligation to disseminate, after the date of this announcement, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.


MEDIA CONTACTS:                         INVESTOR RELATIONS CONTACTS:
US                                      US/UK
Carnival Corporation & plc              Carnival Corporation & plc
Tim Gallagher                           Beth Roberts
1 305 599 2600, ext. 16000              1 305 406 4832

UK                                      UK
Brunswick Group                         Bronwen Griffiths
Sophie Fitton                           44 (0) 23 8052 5231
44 (0) 20 7404 5959

                                                    CARNIVAL CORPORATION & PLC
                                              CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        THREE MONTHS ENDED                       TWELVE MONTHS ENDED
                                                            NOVEMBER 30,                              NOVEMBER 30,
                                                            ------------                              ------------
                                                      2003 (1)   2002 (2)                       2003 (1)   2002 (2)
                                                      ----       ----                           ----       ----
                                               (in millions, except per share data)     (in millions, except per share data)

REVENUES
     Cruise
       Passenger tickets                              $ 1,368    $   793                        $ 5,039    $ 3,346
       Onboard and other                                  417        233                          1,420        898
     Other                                                 32         14                            259        139
                                                      -------    -------                        -------    -------
                                                        1,817      1,040                          6,718      4,383
                                                      -------    -------                        -------    -------

COSTS AND EXPENSES
     Operating
          Cruise
            Passenger tickets                             274        149                          1,021        658
            Onboard and other                              74         31                            229        116
            Payroll and related                           224        118                            744        458
            Food                                          117         67                            393        256
            Other ship operating                          373        206                          1,237        734
          Other                                            28         12                            194        108
                                                      -------    -------                        -------    -------
     Total                                              1,090        583                          3,818      2,330
     Selling and administrative                           284        169                            932        609
     Depreciation and amortization                        169        101                            585        382
     Impairment charge                                                                                          20
                                                      -------    -------                        -------    -------
                                                        1,543        853                          5,335      3,341
                                                      -------    -------                        -------    -------

OPERATING INCOME                                          274        187                          1,383      1,042

NONOPERATING (EXPENSE) INCOME
     Interest income                                        7          7                             27         32
     Interest expense, net of capitalized  interest       (67)       (24)                          (195)      (111)
     Other income (expense), net                                       1                              8         (4)
                                                      -------    -------                        -------    -------
                                                          (60)       (16)                          (160)       (83)
                                                      -------    -------                        -------    -------

INCOME BEFORE INCOME TAXES                                214        171                          1,223        959

INCOME TAX (EXPENSE) BENEFIT, NET                          (9)        20 (3)                        (29)        57 (3)
                                                      -------    -------                        -------    -------
NET INCOME                                            $   205    $   191                        $ 1,194    $ 1,016
                                                      =======    =======                        =======    =======
EARNINGS PER SHARE
  Basic                                               $  0.26    $  0.33                        $  1.66    $  1.73
                                                      =======    =======                        =======    =======
  Diluted                                             $  0.26    $  0.33                        $  1.66    $  1.73
                                                      =======    =======                        =======    =======

DIVIDENDS PER SHARE                                   $ 0.125    $ 0.105                        $  0.44    $  0.42
                                                      =======    =======                        =======    =======

WEIGHTED-AVERAGE SHARES OUTSTANDING - BASIC               798        587                            718        587
WEIGHTED-AVERAGE SHARES OUTSTANDING - DILUTED             802        588                            724        588


(1)  Commencing on April 17, 2003, the company's consolidated statements of operations include Carnival plc's results of operations.

(2)  Reclassifications have been made to certain 2002 amounts to conform to the current period presentation.

(3)  Includes a $17 million and $51 million income tax benefit in the three and twelve months ended November 30, 2002, respectively, from Costa Cruises resulting from an Italian investment tax law.

2003 Fourth Quarter Earnings -

                                                      CARNIVAL CORPORATION & PLC
                                             SELECTED STATISTICAL AND SEGMENT INFORMATION

                                                     THREE MONTHS ENDED                       TWELVE MONTHS ENDED
                                                        NOVEMBER 30,                              NOVEMBER 30,
                                                        ------------                              ------------
                                                      2003 (1)   2002 (2)                       2003 (1)   2002 (2)
                                                      ----       ----                           ----       ----
                                     (in millions, except statistical information) (in millions, except statistical information)
STATISTICAL INFORMATION
  Passengers carried                              1,386,530          909,492                5,155,987    3,549,019
  Available lower berth days                      9,929,108        5,593,687               33,309,785   21,435,828
  Occupancy percentage                                101.1%           102.1%                   103.4%       105.2%

SEGMENT INFORMATION
  Revenues
    Cruise                                     $      1,785     $      1,026             $      6,459 $      4,244
    Other (3)                                            42               17                      345          176
    Intersegment elimination                            (10)              (3)                     (86)         (37)
                                               ------------     ------------             ------------     --------
                                               $      1,817     $      1,040             $      6,718 $      4,383
                                               ============     ============             ============     ========
  Operating expenses
    Cruise                                     $      1,062     $        571             $      3,624 $      2,222
    Other (3)                                            38               15                      280          145
    Intersegment elimination                            (10)              (3)                     (86)         (37)
                                               ------------     ------------             ------------     --------
                                               $      1,090     $        583             $      3,818     $  2,330
                                               ============     ============             ============     ========

  Selling and administrative expenses
    Cruise                                     $        274     $        158             $        896     $    577
    Other (3)                                            10               11                       36           32
                                               ------------     ------------             ------------     --------
                                               $        284     $        169             $        932     $    609
                                               ============     ============             ============     ========

  Operating income (loss)
    Cruise, excluding impairment charge        $        286     $        199             $      1,371     $  1,075
    Cruise - impairment charge                                                                                 (20)
    Other                                               (12)             (12)                      12          (13)
                                               ------------     ------------             ------------     --------
                                               $        274     $        187             $      1,383     $  1,042
                                               ============     ============             ============     ========

(1)  Commencing on April 17, 2003, the company's statistical and segment information include Carnival plc's data.

(2)  Reclassifications have been made to certain 2002 amounts to conform to the current period presentation.

(3)  Other includes the company's tour operations (Holland America Tours and Princess Tours) and its business-to-business travel agency (P&O Travel Ltd.).

2003 Fourth Quarter Earnings -

                                CARNIVAL CORPORATION & PLC
                   HISTORICAL AND PRO FORMA GAAP RECONCILING INFORMATION

Historical and pro forma gross and net revenue yields were computed as follows (1):

                                                    HISTORICAL                   PRO FORMA (2)
                                           --------------------------           ---------------
                                                      THREE MONTHS ENDED NOVEMBER 30,
                                                 2003           2002                 2002
                                                 ----           ----                 ----
                                                 (in millions, except ALBDs and Yields)
Cruise revenues
  Passenger tickets                        $     1,368    $       793           $    1,222
  Onboard and other                                417            233                  345
                                           -----------    -----------           ----------
Gross cruise revenues                            1,785          1,026                1,567
Less cruise costs
  Passenger tickets                               (274)          (149)                (251)
  Onboard and other                                (74)           (31)                 (61)
                                           -----------    -----------           ----------
Net cruise revenues                        $     1,437    $       846           $    1,255
                                           ===========    ===========           ==========

Available lower berth days ("ALBDs") (3)     9,929,108      5,593,687            8,313,267
                                           ===========    ===========           ==========
Gross revenue yields (4)                   $    179.77    $    183.44           $   188.47
                                           ===========    ===========           ==========
Net revenue yields (5)                     $    144.72    $    151.25           $   150.98
                                           ===========    ===========           ==========



Historical and pro forma gross and net cruise costs per ALBD were computed as follows (1):

                                                    HISTORICAL                   PRO FORMA (2)
                                           --------------------------           ---------------
                                                      THREE MONTHS ENDED NOVEMBER 30,
                                                 2003           2002                 2002
                                                 ----           ----                 ----
                                             (in millions, except ALBDs and costs per ALBD)
Cruise operating expenses                  $     1,062    $       571           $      914
Cruise selling and administrative expenses         274            158                  254
                                           -----------    -----------           ----------
Gross cruise costs                               1,336            729                1,168
Less cruise costs included in net revenues
  Passenger tickets                               (274)          (149)                (251)
  Onboard and other                                (74)           (31)                 (61)
                                           -----------    -----------           ----------
Net cruise costs                           $       988    $       549           $      856
                                           ===========    ===========           ==========

ALBDs  (3)                                   9,929,108      5,593,687            8,313,267
                                           ===========    ===========           ==========
Gross cruise costs per ALBD (6)            $    134.49    $    130.24           $   140.50
                                           ===========    ===========           ==========
Net cruise costs per ALBD (7)              $     99.44    $     98.05           $   103.01
                                           ===========    ===========           ==========

2003 Fourth Quarter Earnings -

         NOTES TO HISTORICAL AND PRO FORMA GAAP RECONCILING INFORMATION

(1) Carnival Corporation & plc uses net cruise revenues per ALBD ("net revenue yields"), and net cruise costs per ALBD as significant non-GAAP financial measures of its cruise segment financial performance. Carnival Corporation & plc believes that net revenue yields are commonly used in the cruise industry to measure a company's pricing performance. This measure is also used for revenue management purposes. In calculating net revenue yields, the company uses net cruise revenues rather than gross cruise revenues. Carnival Corporation & plc believes that "net cruise revenues" is a more meaningful measure in determining revenue yield than gross cruise revenues because it reflects the cruise revenues earned by the company net of its most significant variable costs (travel agent commissions, cost of air transportation and certain other variable direct costs associated with onboard revenues). Substantially all of the remaining cruise costs are largely fixed once the company's ship capacity levels have been determined.

Net cruise costs per ALBD are the most significant measure used by the company to monitor its ability to control costs. In calculating this measure, the company deducts the same variable costs as described above, which are included in the calculation of net cruise revenues. This is done to avoid duplicating these variable costs in the non-GAAP financial measures described above because these variable costs are directly associated with the revenues earned by the company.

(2) The pro forma information gives pro forma effect to the DLC transaction between Carnival Corporation and Carnival plc, which was completed on April 17, 2003. Management has prepared the pro forma information based upon the companies' historical financial information and, accordingly, the above information should be read in conjunction with the companies' historical financial statements, as well as pro forma information included in the companies' joint Current Reports on Form 8-K filed on May 29, 2003 and September 18, 2003.

     The DLC transaction has been accounted for as an acquisition of Carnival plc by Carnival Corporation, using the purchase method of accounting. The Carnival plc accounting policies have been conformed to Carnival Corporation's policies. Carnival plc's reporting period has been changed to the Carnival Corporation reporting period and the information presented above covers the same periods of time for both companies.

     The above pro forma information has been prepared as if the DLC transaction had occurred on December 1, 2001 and has not been adjusted to reflect any net transaction benefits. In addition, it excludes the costs related to the terminated Royal Caribbean transaction and the completion of the DLC transaction with Carnival Corporation, which were expensed by Carnival plc prior to April 17, 2003. Finally, the pro forma information does not purport to represent what the results of operations actually could have been if the DLC transaction had occurred on December 1, 2001 or what those results will be for any future periods.

(3) Represents the total passenger capacity for the period, assuming two passengers per cabin, that the company offers for sale, which is computed by multiplying passenger capacity by revenue-producing ship operating days in the period.

(4)  Represent gross cruise revenues divided by ALBDs.

(5)  Represent net cruise revenues divided by ALBDs.

(6)  Represent gross cruise costs divided by ALBDs.

(7)  Represent net cruise costs divided by ALBDs.

(8) In this earnings release, Carnival Corporation & plc has not provided future gross revenue yields or gross cruise costs per ALBD because it is unable to provide reconciliations of forecasted net cruise revenues to forecasted gross cruise revenues or forecasted net cruise costs to forecasted cruise operating expenses without unreasonable effort. The reconciliations would require Carnival Corporation & plc to forecast, with reasonable accuracy, the amount of air and other transportation costs that its forecasted cruise passengers would elect to purchase from the company (the "air/sea mix"). Since the forecasting of future air/sea mix involves several significant variables and the revenues from the sale of air and other transportation approximate the costs of providing that transportation, management focuses primarily on forecasts of net cruise revenues and costs rather than gross cruise revenues and costs. This does not impact, in any material respect, the company's ability to forecast its future results, as any variation in the air/sea mix has no material impact on the company's forecasted net cruise revenues or forecasted net cruise costs.

                                       ##

--------------------End Press Release, dated December 18, 2003------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CARNIVAL CORPORATION                        CARNIVAL PLC

By:  /s/ Gerald R. Cahill                   By:  /s/ Gerald R. Cahill
     ------------------------                    -------------------------
     Name:  Gerald R. Cahill                     Name:  Gerald R. Cahill
     Title: Executive Vice President             Title: Executive Vice President
            and Chief Financial and                     and Chief Financial and
            Accounting Officer                          Accounting Officer

Date:    December 18, 2003                  Date:  December 18, 2003